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ProActive Capital Group
Jeff Ramson, Founder & CEO
ramson@proactivecapital.com
(646) 863-6893

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PondelWilkinson
George Medici | gmedici@pondel.com
Ron Neal | rneal@pondel.com
(310) 279-5980

Targeted Medical Pharma Pre-announces 2013 Unaudited Q1 Revenue

--Company Reports Five Consecutive Quarters of Growth--

Los Angeles, April 23, 2013, Targeted Medical Pharma, Inc. (OTCQB: TRGM), a biotechnology company that develops and distributes prescription medical foods to physicians and pharmacies, today announced unaudited revenue of $2,811,000 for the first quarter ended on March 31, 2013, a 104% increase from the $1,375,000 reported for the same period of the prior year and increased from $2,396,000 of the fourth quarter of 2012.

“We continued to experience steady growth of new markets nationally, and an increase in both prescribing and insurance reimbursements for our high value medications,” said Chief Executive and Chief Science Officer William Shell, M.D. “Our proprietary medical foods are becoming more widely prescribed as they are appealing to both physicians and patients who are in need of safe and efficacious medications for the treatment of complex disease states.”

2013 Strategic Initiatives

The key initiatives we intend to pursue to continue accelerating revenue growth for fiscal year 2013 are:

•	Expand sales and marketing efforts to increase
-	prescribing in the Workers’ Compensation markets
-	prescribing in the private insurance markets
-	prescribing in the Medicare and Medicaid markets
•	Conduct additional clinical trials for current and pipeline products
•	Continue development of new products for neuropathy, chronic anemia, asthma, and diabetes

“This was our 5th consecutive quarter of growth and our most exceptional to date,” said David S. Silver, M.D., Targeted Medical Pharma’s President and Chief Operating Officer. “The growing demand for our prescription medications by both patients and physicians who have long sought alternatives to more dangerous prescription drugs has helped support this sustained growth.”

About Targeted Medical Pharma, Inc.

Targeted Medical Pharma is a Los Angeles-based biotechnology company that develops prescription medical foods for the treatment of chronic disease, including pain syndromes, peripheral neuropathy, hypertension, obesity, sleep and cognitive disorders. The company manufactures 10 proprietary prescription-only medical foods, as well as 48 convenience packed kits, which pair a medical food and branded or generic pharmaceutical. These prescription medical foods and therapeutic systems are sold to physicians and pharmacies in the United States through the company’s subsidiary, Physician Therapeutics. These proprietary medications represent a novel approach to the management of certain disease states, focusing on safety and efficacy without the deleterious side effects of traditional, high dose prescription drugs. The company is developing nutrient-based systems for oral stimulation of progenitor stem cells that differentiate into neurons, red blood cells, pituitary hormones including IGF-I. Targeted Medical Pharma also provides diagnostic testing as well as billing and collection services on behalf of dispensing physicians.

Forward Looking Statement

This press release may contain forward-looking statements related to the company’s business strategy, outlook, objectives, plans, intentions or goals. The words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Actual results could differ materially. Targeted Medical Pharma expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

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